Exhibit 16.1


                       [Letterhead of Grant Thornton LLP]


April 25, 2003

Securities and Exchange Commission
Washington, D.C. 20549

RE: BioDelivery Sciences International, Inc.
File No. 0-28931

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of BioDelivery Sciences International, Inc., dated April 18, 2003, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP